                                                                     EXHIBIT 4.9

                                                               EXECUTION VERSION

                                U.S.$ 150,000,000

                                CREDIT AGREEMENT

                           Dated as of March 22, 2005

                                      Among

                  CERVECERIA Y MALTERIA QUILMES S.A.I.C.A. Y G.

                                   as Borrower

                                       and

                           THE BRANCH OF CITIBANK N.A.

                    ESTABLISHED IN THE REPUBLIC OF ARGENTINA

                                    as Lender

                                TABLE OF CONTENTS

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms..............................................................................     1
SECTION 1.02. Computation of Time Periods; Other Definitional Provisions.........................................    12
SECTION 1.03. Accounting Terms...................................................................................    12

                                                      ARTICLE II

                                             AMOUNTS AND TERMS OF THE LOAN

SECTION 2.01. The Loan...........................................................................................    12
SECTION 2.02. Notice of Borrowing................................................................................    12
SECTION 2.03. Repayment of Principal.............................................................................    13
SECTION 2.04. Optional Prepayment With Respect to Tax Matters....................................................    13
SECTION 2.05. Mandatory Prepayments..............................................................................    14
SECTION 2.06. Interest...........................................................................................    15
SECTION 2.07. Payments and Computations..........................................................................    15
SECTION 2.08. Additional Amounts.................................................................................    17
SECTION 2.09. Evidence of Indebtedness...........................................................................    20

                                                      ARTICLE III

SECTION 3.01. Conditions Precedent...............................................................................    21

                                                      ARTICLE IV

                                            REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties.....................................................................    21

                                                       ARTICLE V

                                               COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants..............................................................................    27
SECTION 5.02. Negative Covenants.................................................................................    30

                                                      ARTICLE VI

                                                   EVENTS OF DEFAULT

SECTION 6.01. Events of Default..................................................................................    33

                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.01. Amendments, Etc....................................................................................    36
SECTION 7.02. Notices, Etc.......................................................................................    36
SECTION 7.03. No Waiver; Remedies................................................................................    36
SECTION 7.04. Costs and Expenses.................................................................................    36
SECTION 7.05. Waiver of Set-off..................................................................................    38
SECTION 7.06. Binding Effect.....................................................................................    38
SECTION 7.07. Permitted Assignments..............................................................................    38
SECTION 7.08. Currency Rate Indemnity............................................................................    38
SECTION 7.09. Foreign Exchange Restrictions......................................................................    38
SECTION 7.10. Execution in Counterparts..........................................................................    39
SECTION 7.11. Jurisdiction, Etc..................................................................................    39
SECTION 7.12. Waiver of Immunities...............................................................................    40
SECTION 7.13. Governing Law......................................................................................    40
SECTION 7.14. Waiver of Jury Trial...............................................................................    40
SECTION 7.15. Payment for Consent................................................................................    40

Exhibit A     -       Form of Notice of Borrowing

Exhibit B-1   -       Form of Promissory Note

Exhibit B-2   -       Form of Reconocimiento de Deuda

Exhibit C     -       Form of Assignment and Acceptance

                                CREDIT AGREEMENT

            CREDIT AGREEMENT (this "AGREEMENT") dated as of March 22, 2005 among Cerveceria y Malteria Quilmes S.A.I.C.A. y G., an Argentine sociedad anonima (the "BORROWER"), and the Branch of Citibank N.A. established in the Republic of Argentina, as lender (the "LENDER").

                             PRELIMINARY STATEMENTS

            (1) The Borrower has requested that the Lender extend a loan to the Borrower in a principal amount not to exceed U.S.$ 150,000,000, the proceeds of which will be used to prepay certain financial debt of the Borrower, for general corporate purposes and fees, costs and expenses due pursuant to the Additional Transaction Documents (as defined below);

            (2) On the Issue Date (as defined below) immediately after execution of this Agreement, (a) the Argentine Beverages Financial Trust, a financial trust (fideicomiso financiero) organized under the laws of Argentina (the "TRUST") shall be established, and (ii) the Lender, as grantor of the Trust, will assign all of its interests in respect of the Loan to ABN AMRO Trust Company (Argentina) S.A., acting on behalf of the Trust (in such capacity, the "FINANCIAL TRUSTEE"), pursuant to an Assignment Agreement between the Lender and the Financial Trustee, substantially in the form of Exhibit C hereto (the "ASSIGNMENT AGREEMENT"), and (b) the Financial Trustee (in that regard, the "ISSUER") will issue the Trust Notes (as defined below) pursuant to the Indenture (as defined below);

            (3) From and after the assignment of the Loan pursuant to the Assignment Agreement, the Financial Trustee will be the Lender for all purposes hereunder and under the Additional Transaction Documents and the Branch of Citibank N.A. established in the Republic of Argentina will have no continuing rights or obligations hereunder or thereunder;

            (4) After the assignment of the Loan as described in the Assignment Agreement, the Financial Trustee will be treated as the Lender for all purposes hereunder and the Branch of Citibank N.A. established in the Republic of Argentina will have no continuing rights or obligations thereafter hereunder;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "ADDITIONAL AMOUNTS" has the meaning specified in Section 2.08(a).

            "ADDITIONAL TRANSACTION DOCUMENTS" means the Assignment Agreement, the Purchase Agreement, the Expense Agreement, and all documents entered into in connection therewith.

            "ADJUSTED EBITDA" means, in respect of any period, operating income (expense) plus depreciation and amortization determined on a consolidated basis.

            "AFFILIATE" of any specified Person means:

            (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

            (b) any other Person who is a director or officer of:

                  (1) such specified Person,

                  (2) any Subsidiary of such specified Person, or

                  (3) any Person described in clause (a) above.

            For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.02(g) only, "Affiliate" shall also mean any beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares representing 25% or more of the total voting power of the voting stock of the Borrower and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "AFFILIATE TRANSACTION" has the meaning specified in Section
      5.02(e).

            "AMBEV" means the Companhia de Bebidas das Americas - AMBEV, a Brazilian corporation.

            "ARGENTINA" means the Republic of Argentina.

            "ARGENTINE GAAP" means generally accepted accounting principles in Argentina as in effect from time to time.

            "ASSIGNMENT AGREEMENT" has the meaning specified in the recital of parties to this Agreement.

            "AUTHORIZED AGENT" has the meaning set forth in Section 7.11(c).

            "BAC" means Beverage Associates (BAC) Corp., a corporation organized under the laws of the British Virgin Islands.

            "BOARD OF DIRECTORS" means the board of directors of the Borrower or any committee thereof, duly authorized to act on behalf of such board.

            "BORROWER" has the meaning specified in the recital of parties to this Agreement.

            "BORROWER'S ACCOUNT" means the account of the Borrower maintained by the Borrower with the Lender at Citibank Argentina, Bartolome Mitre 530, C1036AAJ, Buenos Aires, Argentina, Account No. 0/060379/025, CBU 0168888-100000603790254, CUIT 33508358259, or such other account as the
      Borrower shall specify in writing to the Lender.

            "BUSINESS DAY" means a day other than a Saturday, Sunday or a day of the year on which banks are required or authorized by law to close in New York City or Buenos Aires, Argentina.

            "CAPITAL STOCK" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person but excluding any debt security convertible or exchangeable into such equity interest.

            "CHANGE OF CONTROL" means the occurrence of any of the following events:

                  (a) if any "person" or "group" (as such terms are used in
            Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
            Act), directly or indirectly, of a majority of the total voting power of the voting stock of the Borrower;

                  (b) the sale, transfer, assignment, lease, conveyance or other disposition (other than by way of merger or consolidation), directly or indirectly, of all or substantially all the assets of the Borrower;

                  (c) the approval by the shareholders of the Borrower of any plan of liquidation or dissolution of the Borrower;

                  (d) AmBev or any Person or Persons, directly or indirectly controlling AmBev ceases to hold, directly or indirectly, 39.50% of the total voting power of the voting stock of the Borrower; or

                  (e) at any time, the Permitted Holders, together or not with
            BAC, shall no longer have the direct or indirect right, whether through the ownership of capital stock, by means of contractual rights, or otherwise, to elect a majority of the Board of Directors.

            "CHANGE OF CONTROL OFFER" has the meaning set forth in Section 2.05(b).

            "CHANGE OF CONTROL PURCHASE PRICE" has the meaning set forth in
      Section 2.05(b).

            "CONSOLIDATED NET ASSETS" means the total amount of assets of the Borrower and its consolidated Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from the write-ups of capital assets, after deducting therefrom all current liabilities of the Borrower and its consolidated Subsidiaries (excluding intercompany items).

            "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "ENVIRONMENTAL LAW" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of hazardous materials.

            "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXPENSE AGREEMENT" means the Expense Reimbursement and Indemnity Agreement dated as of the date hereof between the Borrower and the Financial Trustee.

            "FAIR MARKET VALUE" means, with respect to any assets or property, the price that could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, as follows:

                  (a) if such property has a Fair Market Value equal to or less than U.S.$10 million, by any Officer, or

                  (b) if such property has a Fair Market Value in excess of
            U.S.$10 million, by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor, dated within 30 days of the relevant transaction, delivered to the Lender.

            "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.01(m).

            "FINANCIAL TRUSTEE" has the meaning specified in the recital of parties to this Agreement.

            "GOVERNMENT AUTHORITIES" has the meaning set forth in Section
      4.01(g).

            "GUARANTEE" of any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (a) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

                  (b) entered into for the purpose of assuring in any other
            manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

            provided, however, that the term "Guarantee" shall not include:

                        (1) endorsements for collection or deposit in the
                  ordinary course of business, or purchaser and customer arrangements in the ordinary course of business, or

                        (2) a contractual commitment by one Person to invest in
                  another Person.

            The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

            "HEDGE AGREEMENTS" means any interest rate protection agreements, interest rate swaps, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements allowing the Borrower to hedge financial and operational risk.

            "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to Argentine GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that any Indebtedness or other obligations of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes such a Subsidiary.

            Solely for purposes of determining compliance with Section 5.02(b), the following will not be deemed to be the Incurrence of Indebtedness:

                  (1) amortization of debt discount or the accretion of
            principal with respect to a non-interest bearing or other discount security,

                  (2) the capitalization of interest that is due and payable at such time on existing Indebtedness,

                  (3) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms,

                  (4) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness, and

                  (5) a change in Argentine GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness.

            "INDEBTEDNESS" of any Person means, without duplication,

                  (a) all indebtedness of such Person for borrowed money;

                  (b) all obligations issued, undertaken or assumed as the
            deferred purchase price of property or services (other than trade accounts payable for which there is no interest due and payable (other than default interest) according to the terms of such obligations and which are incurred in the ordinary course of such Person's business but only if and for so long as the same remain payable on customary trade terms);

                  (c) all reimbursement or payment obligations of such Person with respect to letters of credit, bankers' acceptances, surety bonds and similar instruments, except for reimbursement or payment obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clause (a) above or clauses (d), (g) or (h) below, but in the case of obligations under clause (g) or (h) below, solely to the extent that they are in respect of obligations of the type described in clause (a) or (d)) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement;

                  (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

                  (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property in which case the amount of such Indebtedness shall be the lesser of (i) the Fair Market Value of such property at such date of determination and (ii) the amount of the Indebtedness secured);

                  (f) the net amount of obligations of such Person with respect to Hedge Agreements;

                  (g) all direct or indirect guaranties in respect of, and all obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, any indebtedness referred to in clauses (a) through (f) above; and

                  (h) all indebtedness referred to in clauses (a) through (g)
            above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person (even though such Person has not assumed or become liable for the payment of such indebtedness in which case the amount of such Indebtedness shall be the lesser of (i) the Fair Market Value of the property subject to the Lien at such date of determination and (ii) the amount of the Indebtedness secured).

            "INDEBTEDNESS TO ADJUSTED EBITDA RATIO" means, as of any date of determination, the ratio of (1) Indebtedness of the Borrower on a consolidated basis on that date, to (2) Adjusted EBITDA for the then most recently concluded period of four consecutive fiscal quarters.

            "INDEMNIFIED PARTY" has the meaning specified in Section 7.04(b).

            "INDENTURE" means the Indenture dated as of March 22, 2005 among the Issuer, The Bank of New York, as the Trust Notes Trustee, Note Co-Registrar, New York Paying Agent and Transfer Agent, Banco Rio de la Plata S.A., as Argentine Paying Agent, Registrar and the Trust Notes Trustee's Representative in Argentina, and The Bank of New York (Luxembourg) S.A., as Luxembourg Listing, Paying and Transfer Agent.

            "INDEPENDENT FINANCIAL ADVISOR" means an investment banking or consulting firm of international standing or any third party appraiser of international standing, provided that such firm or appraiser is not an Affiliate of the Borrower.

            "INTEREST PAYMENT DATE" has the meaning set forth in Section
      2.06(c).

            "INTEREST RATE" has the meaning set forth in Section 2.06(a).

            "ISSUE DATE" means the date on which the Loan is initially issued.

            "ISSUER" has the meaning specified in the recital of parties to this Agreement.

            "LENDER" has the meaning specified in the recital of parties to this Agreement.

            "LENDER'S ACCOUNT" means the account of the Lender as the Lender shall specify in writing to the Borrower.

            "LIEN" means any mortgage, pledge, security interest, aval, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest), other than a title retention agreement in connection with the purchase of goods in the ordinary course of business.

            "LOAN" has the meaning set forth in Section 2.01.

            "MATERIAL ADVERSE CHANGE" means any material adverse change on the business, condition (financial or otherwise), operations, performance, properties or earnings of the Borrower and its Subsidiaries taken as a whole.

            "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or earnings of the Borrower and its Subsidiaries taken as a whole.

            "MATURITY DATE" means March 22, 2012.

            "NOTEHOLDERS" means the holders of the Trust Notes.

            "OFFERING MEMORANDUM" means the offering memorandum dated March 15, 2005 prepared in connection with the sale of the Trust Notes.

            "OFFICER" means any authorized signatory of the Borrower designated by the Board of Directors.

            "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, at least one of whom shall be the principal executive officer or principal financial officer or principal legal officer of the Borrower, and delivered to the Lender.

            "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Lender. The counsel may be an employee of or counsel to the Borrower or the Lender.

            "OTHER TAXES" means any stamp, transfer, court or documentary Taxes, or any excise or property Taxes or similar Taxes imposed by a Taxing Jurisdiction. For the avoidance of doubt, "Other Taxes" shall not include any Taxes imposed with respect to income.

            "OUTSTANDING" means with respect to the Loan, as of the date of determination, the Loan made under this Agreement, except the reduced portion or portions of the Loan, as provided herein and, except:

         (i)  any portion of the Loan that was prepaid; and

         (ii) any portion of the Loan for which payment, prepayment or redemption money in the necessary amount has been deposited with the Financial Trustee, in its capacity as Lender under this Agreement; provided that notice of such prepayment or repurchase has been duly given pursuant to this Agreement;

            provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding Loan have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any portion of the Loan owned by the Borrower or any Subsidiary or Affiliate of the Borrower shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Lender shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only the portion of the Loan which the Lender knows to be so borrowed shall be so disregarded. The portion of the Loan so owned which has been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Lender the pledgee's right so to act with respect to such portion of the Loan and that the pledgee is not the Borrower or any Subsidiary or Affiliate of the Borrower.

            "PAYMENT ACCOUNT" means the special purpose non-interest bearing deposit account that the Trust Notes Trustee shall establish prior to or on the Issue Date and, until the Trust Notes and all accounts due in respect thereof have been paid in full, maintain into which all payments required to be made by the Issuer under or with respect to the Trust Notes shall be deposited.

            "PAYMENT DATE" means any Principal Payment Date, Interest Payment Date or any date of payment provided for hereunder.

            "PERMITTED ASSIGNMENTS" has the meaning specified in Section 7.07.

            "PERMITTED HOLDERS" means AmBev and any Person or Persons that, individually or collectively control, directly or indirectly, AmBev at any time.

            "PERMITTED LIENS" means:

                  (a) any Lien on any property acquired, constructed or improved by the Borrower or any of its Subsidiaries after the Issue Date which is created, incurred or assumed contemporaneously with, or within 12 months after, that acquisition (or in the case of any such property constructed or improved, after the completion or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or the costs of that construction or improvement (including costs such as escalation, interest during construction and finance costs); provided that in the case of any such construction or improvement the Lien shall not apply to any other property owned by the Borrower or any of its Subsidiaries, other than any unimproved real property on which the property so constructed, or the improvement, is located;

                  (b) any Lien on any property acquired from a corporation or any other Person which is merged with or into the Borrower or its Subsidiaries, or any Lien existing on property of a corporation or any other Person which existed at the time such corporation becomes a Subsidiary of the Borrower and, in either case, which is not created as a result of or in connection with or in anticipation of any such transaction (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such corporation);

                  (c) Liens existing on the Issue Date not otherwise described in clauses (a) and (b) above;

                  (d) any Lien which secures only Indebtedness owing by a
            Subsidiary to the Borrower, to one or more Subsidiaries or to the Borrower and one or more Subsidiaries;

                  (e) any extension, renewal or replacement (or successive
            extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (a) through (d) inclusive; provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

                  (f) Liens not otherwise permitted by clauses (a) through (e)
            above securing Indebtedness in a principal amount not in excess of 10% of Consolidated Net Assets, as determined based on the consolidated balance sheet of the Borrower as of the end of the most recent fiscal quarter for which financial statements have been provided to the Lender, prior to the date any such Lien shall be Incurred.

                  For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

            "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "PERSONAL ASSETS TAX" means the tax established in Argentina pursuant to the Argentine Law of Tax on Personal Assets No.23,966 (as amended) and Decree No. 127/1996.

            "PRINCIPAL PAYMENT DATE" has the meaning set forth in Section 2.03.

            "PURCHASE AGREEMENT" means the Purchase Agreement dated March 15, 2005 among the Borrower, the Financial Trustee and Citigroup Global Markets Inc., as the initial purchaser of the Trust Notes.

            "RESPONSIBLE OFFICER" means the chief executive officer, chief financial officer, general manager, associate general manager or equivalent senior executive officer of the Borrower.

            "SALE AND LEASE-BACK TRANSACTION" means any transaction or series of related transactions pursuant to which the Borrower or any of its Subsidiaries sells or transfers any property to any Person with the intention of taking back a lease of such property.

            "SPECIFIED PROPERTY" means (i) any manufacturing facility, including land and buildings and other improvements thereon and equipment located therein, (ii) any executive offices, administrative buildings, and research and development facilities, including land and buildings and other improvements thereon and equipment located therein, and (iii) any intangible assets, including, without limitation, any brand names, trademarks, copyrights, patents and similar rights and any income (licensing or otherwise), proceeds of sale or other revenue therefrom, in each case of the Borrower or any of its Subsidiaries. For the avoidance of doubt, "Specified Property" excludes any receivables or cash flow arising from the sales of goods and services by the Borrower or its Subsidiaries in the ordinary course of business.

            "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "TAXES" means any taxes, levies, imports, duties, assessments, or other governmental charges of any nature (including penalties, interest and other liabilities related thereto).

            "TAXING JURISDICTION" means Argentina or any other jurisdiction in which the Borrower is organized or is a resident for tax purposes or from which payment is made or deemed to be made under or with respect to this Agreement, the Loan, the Trust Notes or the Indenture, as the case may be, in each case, any political subdivision or taxing authority or agency thereof or therein.

            "TRUST" has the meaning specified in the recital of parties to this Agreement.

            "TRUST NOTES" means the 7.375% Trust Notes due 2012 to be issued by the Issuer in an initial principal amount of U.S.$ 150,000,000.

            "TRUST NOTES TRUSTEE" means The Bank of New York, as the trustee under the Indenture.

            SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the Additional Transaction Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in this Agreement or the Additional Transaction Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Argentine GAAP.

                                   ARTICLE II

                          AMOUNTS AND TERMS OF THE LOAN

            SECTION 2.01. The Loan. (a) The Lender agrees, on the terms and conditions hereinafter set forth, to make a single loan (the "LOAN") to the Borrower on the Issue Date in an amount of U.S.$ 150,000,000 (the "LOAN AMOUNT"). The Lender shall, on the Issue Date, credit the Borrower's Account with the Loan Amount. In the case of Section 2.01(b), the Lender shall credit the Borrower's Account with the amount in Argentine pesos equivalent to the Loan Amount at the exchange rate agreed upon with the Borrower in a letter dated as of the date hereof (the "EXCHANGE RATE"). In both cases, the Loan Amount credited in the Borrower's Account shall be the Loan Amount minus the aggregate amount of fees, commissions and expenses due on the Issue Date pursuant to the Additional Transaction Documents. The Borrower acknowledges and agrees that, notwithstanding anything herein to the contrary, the principal amount of the Loan owed as of the Issue Date shall be the Loan Amount. The commitment of the Lender to make the Loan hereunder shall terminate on the Issue Date immediately upon the making of the Loan under this Section 2.01. Amounts borrowed under this
Section 2.01 and repaid or prepaid may not be reborrowed.

            (b) The Loan shall be denominated in U.S. dollars. Notwithstanding anything herein to the contrary, if there is any regulatory or legal impediment to the Loan being disbursed in U.S. dollars as determined by the Lender, the Lender shall, on the Issue Date, credit the account designated by the Borrower with an amount equivalent to the amount in Argentine pesos resulting from converting the amount of the Loan in U.S. dollars to Argentine pesos at the Exchange Rate.

            SECTION 2.02. Notice of Borrowing. The Borrower shall give the Lender notice of the borrowing in the form attached hereto as Exhibit A. Not later than 11:00 A.M. New York time on the date specified for the borrowing, the Lender shall make available the amount of the Loan to such account as the Lender and the Borrower may agree.

            SECTION 2.03. Repayment of Principal. Subject to adjustment pursuant to Sections 2.04 and 2.05, if any, the Borrower shall repay the principal of the Loan in five annual equal installments commencing on March 22, 2008 and ending on the Maturity Date (or if such date is not a Business Day, the next succeeding Business Day following such date) (each a "PRINCIPAL PAYMENT DATE").

            SECTION 2.04. Optional Prepayment With Respect to Tax Matters. (a) The Borrower may at its option prepay at any time prior to maturity in whole but not in part, upon the compliance with or waiver of the conditions set forth in
Section 2.04(b) below, not less than 30 nor more than 90 days' notice, the Loan at a prepayment price equal to 100% of the then outstanding aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the prepayment date (subject to the right of the Lender on the relevant record date to receive interest due on the relevant Interest Payment Date) (the "PREPAYMENT PRICE") and Additional Amounts, if any, to the prepayment date, if as a result of: (i) any amendment to, or change in, the laws or treaties (or any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction , or (ii) any amendment to or change in an official position regarding the application or interpretation of such laws, treaties, regulations or rulings, which amendment or change becomes effective on or after the Issue Date (the "RELEVANT DATE"), the Borrower has become or would become obligated to pay any Additional Amounts or to indemnify for Taxes imposed on the Lender, Financial Trustee or the Noteholders, as the case may be, pursuant to Section 2.08(d), and the Borrower determines in its reasonable business judgment that (a) such obligation cannot be avoided by the use of reasonable measures available to the Borrower (including, without limitation, by changing the jurisdiction from which or through which payment is made, to the extent such change would be a reasonable measure under the given circumstances and, (b) with respect to Taxes indemnified pursuant to Section 2.08(d), such Taxes are material); provided that:

            (1) no such notice of prepayment may be given earlier than 90 days prior to the earliest date on which the Borrower would be obligated to pay such Additional Amounts or to indemnify for Taxes pursuant to Section 2.08(d) were a payment in respect of the Loan due and payable, and

            (2) at the time such notice is given, such obligation to pay such Additional Amounts or to indemnify for Taxes pursuant to Section 2.08(d) remains in effect.

            (b) In the event that the Borrower elects to prepay the Loan pursuant to this Section 2.04, the Borrower must deliver to the Lender:

            (i) an Officers' Certificate stating that: (A) the obligation to pay the Additional Amounts referred to in Section 2.04(a) or to indemnify for Taxes pursuant to Section 2.08(d) cannot be avoided by the Borrower taking commercially reasonable measures available to it (which shall not include changing its jurisdiction of organization or other measures that would result in material out-of-pocket costs to the Borrower), and (B) the Borrower is entitled to prepay the Loan pursuant to this Agreement;

            (ii) an Opinion of Counsel in the relevant Taxing Jurisdiction to the effect that: (A) the Borrower has or will become obligated to pay the Additional Amounts referred to in Section 2.04(a) or to indemnify for Taxes pursuant to Section 2.08(d) as a result of a change or amendment described above and (B) all government approvals necessary for the Borrower to effect such prepayment, if any, have been obtained and are in full force and effect; and

            (iii) give notice to the Lender, not less than 30 nor more than 90 days prior to the date scheduled for the prepayment, which notice shall:
      (A) be signed by a Responsible Officer of the Borrower, (B) specify the date the Loan is to be prepaid, (C) state the circumstances giving rise to the Borrower's entitlement to effect the prepayment, and (D) be irrevocable.

            (c) After the notice described in clause (b)(iii) of this Section
      2.04 has been delivered, the Borrower shall be required to prepay the Loan in accordance with such notice.

            (d) No prepayment under this Section 2.04 shall be effective unless and until the Lender shall have received the prepaid amount payable in same day funds. Unless the Borrower defaults payment of the Prepayment Price, on or after the prepayment date for the Loan, interest will cease to accrue on the Loan called for prepayment.

            (e) The amount due under the Trust Notes will be reduced accordingly upon a prepayment under this Section 2.04.

            SECTION 2.05. Mandatory Prepayments. (a) Mandatory Prepayment Upon Acceleration. Subject to Section 6.01 (including any rescission permitted thereunder), upon any acceleration of the amounts due under the Loan during the existence of an Event of Default pursuant to Section 6.01, the Borrower shall immediately repay the then outstanding aggregate principal amount of the Loan, together with all accrued and unpaid interest and all other amounts then due thereon, or with respect thereto.

            (b) Mandatory Offer to Purchase Trust Notes Upon a Change of Control. (i) Upon the occurrence of a Change of Control, the Borrower shall make an offer to purchase all of the Trust Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Noteholders of record on the relevant record date to receive interest due on the relevant interest payment date).

            (ii) Within 30 days following any Change of Control, the Borrower shall send, by first-class mail, with a copy to the Financial Trustee and the Trust Notes Trustee, to each holder of Trust Notes pursuant to the terms of the Trust Notes Indenture, a notice stating:

                  (1) that a Change of Control has occurred and a Change of
            Control Offer is being made pursuant to this Section 2.05(b) and that all Trust Notes timely tendered will be accepted for payment;

                  (2) the Change of Control Purchase Price and the purchase
            date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

                  (3) the circumstances and relevant facts regarding the Change of Control; and

                  (4) the procedures that the Noteholders must follow in order to tender their Trust Notes (or portions thereof) for payment, and the procedures that the Noteholders must follow in order to withdraw an election to tender Trust Notes (or portions thereof) for payment.

            (iii) The Borrower will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Borrower and purchases all Trust Notes validly tendered and not withdrawn under such Change of Control Offer.

            (iv) The Borrower will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of the Trust Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this
      Section 2.05, the Borrower will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 2.05 by virtue of such compliance.

            (v) The Change of Control Purchase Price will be deposited by the Borrower directly into the Payment Account.

            (vi) Any Trust Notes purchased in a Change of Control Offer may be delivered to the Lender in satisfaction of an equal amount of Loan amount Outstanding.

            SECTION 2.06. Interest. (a) Scheduled Interest. The outstanding principal amount of the Loan will bear interest at the rate of 7.375% per year (the "INTEREST RATE").

            (b) Default on Principal or Interest. If the Borrower fails to make any payment of principal or interest, or any other payment on or in respect of the Loan, on or before its due date as specified in this Agreement or as notified to the Borrower in accordance herewith, such overdue amount shall bear interest at the rate of one percent (1%) per annum over and above the Interest Rate from the date such payment became due until the date of actual payment (as well after as before judgment).

            (c) Interest on the Loan will be payable in arrears on March 22 and September 22 of each year, commencing on September 22, 2005 (each an "INTEREST PAYMENT DATE"); provided (i) that interest accrued pursuant to Section 2.06(b) shall be payable on demand and (ii) subject to Section 2.04(a), upon any repayment or prepayment of principal of the Loan, interest accrued on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

            SECTION 2.07. Payments and Computations. (a) The Borrower shall make each payment hereunder, irrespective of any counterclaim, set-off defense or other right that the Borrower may have against the Lender or any other Person, whether in connection with a transaction contemplated in this Agreement or any unrelated transaction, two Business Days prior to the applicable Payment Date in same day funds in U.S. dollars or such other coin or currency of the United States that as at such Payment Date is legal tender for the payment of public and private debts.

            (b) Notwithstanding anything herein to the contrary, if, two Business Days prior to any Payment Date there is any regulatory or legal impediment for the Borrower to purchase U.S. dollars in the free exchange market (Mercado Unico y Libre de Cambios) in Argentina to repay the Loan in U.S. dollars, the Borrower shall, on such Payment Date, credit the Lender's Account with an amount in Argentine pesos (or any other legal tender of Argentina on such Payment Date) resulting from converting the amount of the relevant payment in U.S. Dollars to Argentine pesos so that the amount resulting from such conversion is sufficient to cover any and all amounts due in U.S. Dollars on such Payment Date and simultaneously deliver to the Lender written instructions for the Lender to exchange the Argentine pesos deposited by the Borrower into U.S. dollars. In this event, the Borrower shall deposit the amounts due and notify the Lender with sufficient time to allow the Lender to effect the exchange of Argentine pesos into U.S. dollars on the same date.

            (c) All such payments shall be made to the Lender at the Lender's Account. Any payments (i) received by the Lender after the time provided in this
Section 2.07 or (ii) delivered pursuant to Section 2.07(b) without sufficient time to allow the Lender to effect the exchange of Argentine pesos into U.S. dollars on the same date, may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.

            (d) In the event the Lender determines on the date payment is made by the Borrower pursuant to this Section 2.07, that the funds deposited in Argentine pesos pursuant to Section 2.07(b) above do not satisfy all amounts becoming due on such Payment Date, the Lender shall give prompt notice by facsimile to the Borrower (i) stating that there are insufficient amounts to satisfy payment hereunder and/or under the Trust Notes on the immediately succeeding Payment Date, and (ii) specifying all amounts due and payable on such Payment Date and the funds then available for the payment thereof.

            (e) Upon the receipt of notice from the Lender pursuant to Section 2.07(d), the Borrower shall immediately deposit directly in the Payment Account not later than 3:00 P.M. (Buenos Aires time), at least one Business Day prior to the related Payment Date, an amount in U.S. dollars, in immediately available funds sufficient to cover the difference between the amounts due and payable on such Payment Date and the funds then available for the payment thereof, as detailed in the notice sent by the Lender to the Borrower pursuant to Section 2.07(d).

            (f) If, after notifying the Borrower pursuant to Section 2.07(d), the Borrower does not make the payment in accordance with Section 2.07(e), the Lender shall immediately notify the Trust Notes Trustee of the non-payment by the Borrower of the amounts due hereunder.

            (g) All computations of interest shall be made by the Lender on the basis of a 360-day year of twelve 30-day months, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (h) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

            (i) The Borrower's obligation to make any payment hereunder shall not be discharged until the Financial Trustee shall have made the related payment in U.S. dollars to the Trust Notes Trustee under the Indenture.

            SECTION 2.08. Additional Amounts. (a) Except as required by law or by the official interpretation or administration thereof, the Borrower will make any and all payments under this Agreement free and clear of and without withholding or deduction for any and all present or future Taxes imposed or levied by a Taxing Jurisdiction. If the Borrower is required by law to withhold or deduct any such Taxes (including, without limitation, Personal Assets Taxes) from any payment made under, or with respect to, the Loan, except as provided below in Section 2.08(b), the sum payable by the Borrower shall be increased by additional amounts ("ADDITIONAL AMOUNTS") as may be necessary so that after the Borrower has made all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this
Section 2.08), (i) the Lender receives an amount not less than the sum it would have received had no such withholdings and deductions been made, (ii) the Borrower shall make all such withholdings and deductions and (iii) the Borrower shall pay the full amount withheld or deducted to the relevant Taxing Jurisdiction in accordance with applicable law. The Borrower further agrees that, in the event the Financial Trustee is required by law to withhold or deduct any such Taxes (including, without limitation, Personal Assets Taxes) from any payment made under, or with respect to, the Trust Notes, it will pay and/or reimburse, as the case may be, the Financial Trustee, as Lender, for such Additional Amounts as may be necessary so that the net amount received by the Noteholders (including Additional Amounts) after such withholding or deduction will not be less than the amount the Noteholders would have received if such Taxes had not been required to be withheld or deducted.

            (b) Notwithstanding Section 2.08(a), the Borrower will not be obligated to make any payment pursuant to Section 2.08(a) or (d) in connection with any Tax that is, or is imposed due to, any of the following (and for the avoidance of doubt, the term "Additional Amounts" shall not include any such amounts):

            (i) any Taxes that would not have been so imposed but for the existence of any present or former connection between the Lender or a Noteholder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Noteholder, if such Noteholder is an estate, a trust, a partnership or limited liability company or a corporation), as the case may be, and the relevant Taxing Jurisdiction, including, without limitation, such Noteholder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident of the Taxing Jurisdiction or having been engaged in a trade or business or present in a Taxing Jurisdiction or having, or having had a permanent establishment in a Taxing Jurisdiction other than the mere receipt of such payment or the ownership or holding of or the execution, delivery or enforcement of this Agreement or the Trust Notes, as the case may be;

            (ii) any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property or similar Taxes (except the Personal Assets
      Tax);

            (iii) any Taxes that would not have been so imposed but for the presentation of this Agreement or any note or other debt instrument issued under this Agreement (where presentation is required) or the Trust Notes, as the case may be, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later;

            (iv) any Taxes that would not have been so imposed but for the failure to file a declaration of non-residence or any other claim or filing for exemption to which it is entitled; provided that (A) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Taxing Jurisdiction as a precondition to such exemption, (B) complying with such requirements would not be materially more onerous (in form, in procedure or in the substance of information disclosed) to the Lender or to such Noteholder than complying with the comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice, and
      (C) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Taxing Jurisdiction, notice has been given by the Borrower to the Lender or the Noteholders, as applicable, that a declaration of non-residence or other claim or filing for exemption is required to be made;

            (v) any withholding or deduction imposed on a payment that is required to be made pursuant to the European Union Directive on the taxation of savings income (the "DIRECTIVE") implementing the conclusions of the European Council of Economic and Finance Ministers (ECOFIN) meeting on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

            (vi) any Taxes required to be withheld by any paying agent from any payment of the principal of, or interest on any Trust Note, if such Tax results from the presentation of any Trust Note for payment in a Member State of the European Union and the payment can be made without such withholding or deduction by the presentation of the Trust Note to another paying agent in a Member State of the European Union;

            (vii) any Taxes payable otherwise than by withholding or deduction from payments on or in respect of any Trust Note; or

            (viii) in the case of any combination of the items listed above;

nor will Additional Amounts be paid with respect to any Taxes imposed on a payment to a Noteholder, if such Noteholder is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of a Taxing Jurisdiction (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settler with respect to the fiduciary, a member of that partnership, an interestholder in a limited liability company or a beneficial owner and such Taxes would not have been imposed on such payment had such person been the sole beneficial owner of the Trust Notes.

            (c) Notwithstanding Section 2.08(b)(ii), in addition, the Borrower agrees to pay or reimburse, as applicable, any Other Taxes from the execution or initial delivery of this Agreement, the Indenture or the Trust Notes or any other document or instrument in relation thereto and the enforcement thereof following the occurrence and during the continuance of any Default, and will indemnify the Lender or the Financial Trustee, as the case may be, for any such Taxes paid by the Lender, the Financial Trustee or the Noteholders, respectively; provided, however, that such Other Taxes cannot be avoided by the reasonable use of measures available to the Lender, Financial Trustee or Noteholders, as the case may be.

            (d) Without duplication of any amounts paid under this Agreement with respect to Additional Amounts, Other Taxes or otherwise, the Borrower will, upon the written request of the Lender or the Financial Trustee, indemnify and hold harmless and reimburse the Lender or the Financial Trustee, to the extent the Borrower has not directly made the required payments pursuant to the terms of this covenant, for the amount of any Taxes imposed by a Taxing Jurisdiction (other than any such Taxes for which the Lender, the Financial Trustee or the Noteholders would not have been entitled to receive Additional Amounts pursuant to any of the conditions described in Section 2.08(b), with the exception of
Section 2.08(b)(vii)) so imposed on, and paid by, the Lender, the Financial Trustee or the Noteholders, as a result of any payment made by the Borrower under or with respect to this Agreement or by the Financial Trustee under or with respect to the Trust Notes, as the case may be, so that the net amount received by the Lender or by the Noteholders under the Indenture, as the case may be, after such reimbursement would not be less than the net amount the Lender or the Noteholders, as holders of the Trust Notes, would have received if such Taxes would not have been imposed or levied and so paid. This indemnification shall be made within 30 days from the date the Lender or the Financial Trustee, as the case may be, makes written demand therefor; provided that such written request must be made no later than 30 days after the date when such Taxes are imposed or levied.

            (e) The Borrower will (1)(i) make such withholding or deduction and
(ii) remit the full amount deducted or withheld to the relevant Taxing Jurisdiction in accordance with applicable law or (2) reimburse the Financial Trustee, acting on behalf of the Trust. The Borrower will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Jurisdiction imposing such Taxes and will furnish such certified copies to the Financial Trustee, in its capacity as Lender, within 30 days after the date the payment of any Taxes so deducted or so withheld is due pursuant to applicable law or, if such tax receipts are not reasonably available to the Borrower, furnish such other documentation that provides reasonable evidence of such payment by the Borrower pursuant to this
Section 2.08. At least 30 days prior to each date on which any payment under or with respect to this Agreement is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Borrower is obligated to pay Additional Amounts with respect to such payment, the Borrower will deliver to the Lender an Officers' Certificate stating that Additional Amounts will be payable, the amounts so payable and setting forth such other information necessary to pay such Additional Amounts to the Lender on the payment date. Each such Officers' Certificate shall be relied upon until receipt of a further Officers' Certificate addressing such matters.

            (f) The Borrower undertakes that, if European Union Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive is brought into force, it will ensure that it maintains a paying agent in a European Union Member State that will not be obliged to withhold or deduct Tax pursuant to the Directive.

            (g) All references to principal, premium, interest, or other amounts payable under this Agreement shall be deemed to include any Additional Amounts (or other additional payments) payable by the Borrower under this Section 2.08 or otherwise with respect to this Agreement. The foregoing obligations in this
Section 2.08 shall survive any termination, defeasance or discharge of this Agreement or the Trust Notes and shall apply equally to any Taxing Jurisdiction with respect to any successor Person to the Borrower or to the Financial Trustee, as the case may be.

            (i) In the event the Borrower pays any Personal Assets Tax in respect of the Loan or the Trust Notes, the Borrower hereby waives any right it may have under Argentine law to seek reimbursement (whether by way of foreclosing the Loan, by deduction from payments of principal of or interest on the Loan or otherwise) from the Lender or the Financial Trustee of any such amounts paid.

            SECTION 2.09. Evidence of Indebtedness. The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the Lender resulting from the Loan owing to the Lender from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder. The accounts maintained pursuant to this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loan in accordance with the terms of this Agreement. The Borrower shall, at the date the Loan is made, execute and deliver to the Lender, a promissory note in the form attached hereto as Exhibit B-1, together with a reconocimiento de deuda, in the form attached hereto as Exhibit B-2 or in forms otherwise acceptable to the Lender, payable to the order of the Lender in a principal amount equal to the amount owed to the Lender. The Lender agrees that, notwithstanding the simultaneous existence of the Trust Notes and the Loan, it is not entitled to, and shall not seek to, recover in the aggregate any amount in excess of the unpaid amounts owing to it under this Agreement. The Lender agrees that if at any time it should recover any amount in excess of the unpaid amount owing to it under this Agreement, it shall promptly return such excess amount to the Borrower. The Lender further agrees that, notwithstanding the execution of the promissory note and the reconocimiento de deuda by the Borrower, the Lender shall not maintain at any time simultaneous actions under both instruments.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

            SECTION 3.01. Conditions Precedent. The obligation of the Lender to make the Loan hereunder shall be subject to the following conditions precedent, each of which shall have been satisfied or waived by the Lender:

            (a) As of the Issue Date, this Agreement shall have been duly executed by each of the parties hereto.

            (b) The promissory note and the reconocimiento de deuda, in accordance with Section 2.09 hereof, shall have been executed by a duly authorized Officer and duly notarized by an Argentine public notary and delivered to the Lender.

            (c) Anything in this Agreement to the contrary notwithstanding, the Lender shall not have any obligation to make the Loan hereunder except to the extent the Lender has actually received, or shall be simultaneously receiving, at the place and in the manner provided therein, the proceeds from the sale of the Trust Notes pursuant to the assignment transaction provided for in the Assignment Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties. The Borrower represents and warrants to the Lender as of the Issue Date as follows:

            (a) The Borrower is duly incorporated and is validly existing as a sociedad anonima in good standing under the laws of the Republic of Argentina, and each of its Subsidiaries is duly organized and is validly existing in good standing (to the extent applicable) under the laws of the jurisdiction in which it is organized. The Borrower has the full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Offering Memorandum and to enter into and perform its obligations, as applicable, under the Additional Transaction Documents to which it is a party, and (to the extent applicable) is duly qualified to do business as a foreign corporation under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

            (b) All of the outstanding shares of capital stock of the Borrower have been duly and validly authorized and issued and are fully paid and nonassessable and, except as disclosed in the Offering Memorandum or as could not reasonably be expected to have a Material Adverse Effect, all of the outstanding shares of capital stock, of the Borrower are free and clear of any security interest or any other security interests, claims, liens or encumbrances.

            (c) All of the outstanding shares of capital stock, if any, of each of the Borrower's Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable and, except as disclosed in the Offering Memorandum, all outstanding shares of capital stock of the Subsidiaries are owned by the Borrower either directly or through majority-owned Subsidiaries, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

            (d) The capitalization of the Borrower is as set forth in the Offering Memorandum.

            (e) This Agreement has been duly authorized, executed and delivered by the Borrower, and, assuming due authorization, execution and delivery thereof by the Lender, constitutes a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

            (f) The Expense Agreement has been duly authorized, executed and delivered by the Borrower, and, assuming due authorization, execution and delivery thereof by the Financial Trustee, constitutes a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

            (g) No consent, approval, authorization, filing with or order of any court or governmental agency or other regulatory authority or body having jurisdiction over any of the Borrower or any of its properties or assets in Argentina or elsewhere ("GOVERNMENT AUTHORITIES") is required for the execution, delivery or performance by the Borrower of any of its obligations under any of this Agreement or the Additional Transaction Documents to which it is a party in the manner contemplated in the Offering Memorandum, including, without limitation, making any of the applicable payments required to be made after the date hereof under or in respect of this Agreement or such Additional Transaction Documents.

            (h) The Borrower is not in violation of its organizational documents, and none of the execution and delivery of any of the Additional Transaction Documents, the consummation of any of the transactions described or contemplated therein, or the fulfillment of the terms thereof will conflict with, or give rise to any right to accelerate the maturity or require the prepayment, repurchase or redemption of any indebtedness under, or result in a breach or violation or imposition of any Lien upon any property or assets of the Borrower pursuant to, (i) the charter, by-laws or comparable organizational documents of the Borrower, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which the Borrower is a party or bound or to which any of its property or assets is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Borrower.

            (i) The historical financial statements of the Borrower included in the Offering Memorandum, together with the related notes, have been prepared in accordance with the accounting policies and practices contained in Argentine GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and present fairly in all material respects the financial condition, results of operations and cash flows of the Borrower as of the dates and for the periods indicated; the summary and selected financial data set forth under the captions "Summary Financial and Other Information," "Selected Financial and Other Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Offering Memorandum fairly present in all material respects, on the basis stated in the Offering Memorandum, the information included therein; and, except as set forth or contemplated in the Offering Memorandum, since the later of September 30, 2004 and the respective dates as of which information is given in the Offering Memorandum, there has been no Material Adverse Change.

            (j) Except as set forth or contemplated in the Offering Memorandum, since the respective dates as of which information is given in the Offering Memorandum, the Borrower has not entered into any transaction or agreement (whether or not in the ordinary course of business) which could reasonably be expected to have a Material Adverse Effect.

            (k) Except as set forth or contemplated in the Offering Memorandum or as could not reasonably be expected, in the aggregate, to have a Material Adverse Effect, no action, suit or proceeding by or before any Government Authority involving the Borrower or any of its Subsidiaries or their property or assets is pending or, to the best knowledge of the Borrower, threatened, involving or in any way relating to any of the Additional Transaction Documents or the transactions contemplated therein. Except as set forth or contemplated in the Offering Memorandum, neither of the Borrower nor any of its Subsidiaries is in default with respect to any applicable statute, rule, writ, injunction, decree, order or regulation of any Government Authority having jurisdiction over such Person which could reasonably be expected to have a Material Adverse Effect.

            (l) The Borrower and its Subsidiaries have good and marketable title to all of their properties and assets, owns or leases all such properties and assets as are both described in the Offering Memorandum and are necessary to the conduct of their operations as presently conducted and all such properties and assets are free and clear of any Liens except, in the case of any of the foregoing, such as could not reasonably be expected to have a Material Adverse Effect. All leases and subleases material to the business of the Borrower under which the Borrower holds properties, as described in the Offering Memorandum, are in full force and effect; and the Borrower has not had any notice that any material claim of any sort has been asserted by anyone adverse to the Borrower's rights under any leases or subleases mentioned above, or affecting or questioning the rights thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

            (m) Price Waterhouse & Co., who certified the financial statements of the Borrower and delivered their report with respect to the Borrower's audited consolidated financial statements as of June 30, 2003 and 2004 and for each of the three years ended June 30, 2002, 2003 and 2004 and the unaudited interim consolidated financial statements as of September 30, 2003 and 2004 and for the three months ended September 30, 2003 and 2004 (together, the "FINANCIAL STATEMENTS") included in the Offering Memorandum, are independent public accountants within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and are certified public accountants with respect to the Borrower under the standards established by the local authorities in Argentina.

            (n) No labor problem or dispute with the employees of the Borrower or any of its Subsidiaries exists or, to the knowledge of the Borrower, is threatened or imminent, in each case to the extent that such problem or dispute could reasonably be expected to have a Material Adverse Effect.

            (o) The Borrower and its Subsidiaries have filed or caused to be filed all material tax returns required to be filed, and have paid all material taxes shown to be due and payable on said returns or on any material assessments made against such Persons or any of their respective properties and all other material taxes, assessments, fees or other charges imposed on such Persons or any of their respective properties by, any Government Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of such person); and no tax liens or liens with respect to any such assessments, fees or other charges have been filed and no claims are being asserted with respect to any such taxes, assessments, fees or other charges.

            (p) The Borrower and its Subsidiaries maintain insurance with financially sound and reputable insurance companies against such losses and risks and in such amounts as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; and neither of the Borrower nor any of its Subsidiaries thereof has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (q) No Subsidiary of the Borrower is currently contractually prohibited, directly or indirectly, from paying any dividends to the Borrower, from making any other distribution on such Subsidiary's capital stock, from repaying to the Borrower any loans or advances to such Subsidiary from the Borrower or from transferring any of such Subsidiary's property or assets to the Borrower or any other Subsidiary of the Borrower, except in connection with the consummation of the transactions contemplated in the Offering Memorandum.

            (r) The Borrower and its Subsidiaries (i) have made all declarations and filings with and possess all licenses, certificates, permits, concessions and other authorizations issued by Government Authorities and
      (ii) neither the Borrower nor any of its Subsidiaries has received notice or has knowledge of any limitation, restriction, requirement, without limitation, any revocation or modification (actual, pending or threatened) of any such license, certificate, permit, concessions or authorization or has any reason to believe that any such license, certificate, permit, concessions or authorization will not be renewed, except, in respect of the matters contemplated in clauses (i) and
      (ii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

            (s) The Borrower and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with Argentine GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (t) Except as set forth in the Offering Memorandum, the Borrower and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under the applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except for any aggregate noncompliance or actual or potential liabilities in respect of the matters contemplated in clauses
      (i), (ii) and (iii) above reasonably could not be expected to have a Material Adverse Effect.

            (u) In the ordinary course of its business, the Borrower reviews as necessary the effect of Environmental Laws on its business, operations and properties and its respective Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Borrower has reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, have a Material Adverse Effect.

            (v) The Borrower and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the business of the Borrower as now conducted or as described in the Offering Memorandum to be conducted by them and neither the Borrower nor any of its Subsidiaries has received any written notice of infringement or of conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or funding, could reasonably be expected to result in any Material Adverse Effect.

            (w) To ensure the legality, validity, enforceability or admissibility into evidence of this Agreement, the Additional Transaction Documents or any other documents executed thereunder, it is not necessary that any such document be filed or recorded with any court or other authority in Argentina (other than such authorizations or filings that have already been obtained or made, as applicable), or that any stamp or similar tax be paid in Argentina on or in respect of any such document.

            (x) The Borrower is subject to civil and commercial law in respect of its obligations hereunder and under the Additional Transaction Documents and neither the Borrower, nor is any of its properties, assets or revenues is subject to any right of immunity under Argentine, United States federal law or New York law from (i) any legal action, suit or proceeding, (ii) the giving of any relief in any such legal action, suit or proceeding, (iii) set-off or counterclaim, (iv) the jurisdiction of any Argentine, State of New York or United States federal court, (v) service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or (vi) execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its obligations, liabilities or any other matter under or arising out of or in connection herewith.

            (y) Both presently and immediately after giving effect to the transactions contemplated hereunder, the Borrower (i) is and will be able to pay any of its debts as they become due and (ii) is not insolvent as defined under applicable Argentine bankruptcy, insolvency or similar law.

            (z) There are no Argentine taxes on or by virtue of the execution or delivery of any of the Additional Transaction Documents by any of the parties thereto or any other document to be furnished hereunder or thereunder or the consummation of any of the transactions described therein. Except as described in the Offering Memorandum (or as may relate to payments due by the Borrower under any of the Additional Transaction Documents to which it is a party), payments to be made by the Borrower or any other party to any of the Additional Transaction Documents pursuant to such documents will not be subject to taxes (not including taxes imposed on net income) of the United States, Argentina, or any other jurisdiction from which payments are made by the Borrower or any other party to any of the Additional Transaction Documents. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges imposed by the United States or Argentina that are required to be paid in connection with the execution and delivery of any of the Additional Transaction Documents or the consummation of any of the other transactions described therein.

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

            SECTION 5.01. Affirmative Covenants. (a) Provision of Financial Statements. The Borrower shall furnish or cause to be furnished to the Lender the following information:

            (i) an annual compliance statement as to the performance of the Borrower of its obligations under this Agreement and as to any Default in such performance;

            (ii) annual reports of the Borrower in Spanish, and a free translation to English thereof, which shall include audited fiscal year-end consolidated financial statements prepared in conformity with Argentine GAAP and substantially in the form prescribed by Argentine regulatory authorities (whether or not the Borrower is a public reporting company at the time), together with a report of Price Waterhouse & Co. or another independent public accounting firm of recognized international standing, not later than 120 days after the end of the most recently completed fiscal year;

            (iii) quarterly reports of the Borrower in Spanish, and a free translation to English thereof, which shall include unaudited interim consolidated financial statements prepared in conformity with Argentine GAAP and substantially in the form prescribed by Argentine regulatory authorities (whether or not the Borrower is a public reporting company at the time), together with a limited review report prepared by Price Waterhouse & Co. or another independent accounting firm of recognized international standing, not later than 70 days after the end of the most recently completed fiscal quarter (unless the end of such fiscal quarter is also the end of a fiscal year);

            (iv) notices in English of all shareholders' meetings and other material public reports and public communications, if any, that are distributed by the Borrower to its shareholders generally or required to be filed by the Borrower with any public stock exchange or securities regulatory authority in Argentina or elsewhere.

            (v) The Lender shall, not later than two (2) Business Days upon receipt of any such information set forth in clauses (i) to (iv) above, send to the Buenos Aires Stock Exchange any such documentation so that it may be available to the Noteholders.

            (b) Performance of Obligations. The Borrower shall duly and punctually pay all amounts owed by it and comply with all its other obligations under the applicable terms of this Agreement and the Additional Transaction Documents in accordance with the terms hereof and thereof.

            (c) Maintenance of Corporate Existence. The Borrower shall, and shall cause each of its Subsidiaries to, maintain in effect its corporate existence and all registrations necessary therefor and take all reasonable actions to maintain all rights, privileges, titles to property, franchises, concessions and the like necessary or desirable in the normal conduct of its business, activities or operations; provided, however, that this Section 5.01(c) shall not require the Borrower or any of its Subsidiaries to maintain any such right, privilege, title to property or franchise or the like or require the Borrower to preserve the corporate existence of any

Subsidiary, if (i) such action is permitted under Section 5.02(e) or (ii) the failure to do so does not, and could not reasonably be expected to, have a Material Adverse Effect or have a material adverse effect on the rights of the Lender hereunder or under any Additional Transaction Document to which the Borrower is a party; provided further that any actions taken in connection with the compliance by the Borrower, or any of its Subsidiaries, with any resolution adopted by Argentina's antitrust authorities in connection with the approval of the alliance between AmBev and the Borrower that would result in the sale, conveyance, transfer or disposition of any rights, privileges, titles to property, franchises, concessions and the like that would affect the corporate existence of any entity, shall not contravene the terms of this Section 5.01(c).

            (d) Maintenance of Properties. The Borrower shall, and shall cause each of its Subsidiaries to, keep all its property used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided, however, that this Section 5.01(d) shall not require the Borrower or any of its Subsidiaries to maintain any such right, privilege, title to property or franchise if the failure to do so does not, and could not reasonably be expected, to have a Material Adverse Effect or have a material adverse effect on the rights of the Lender or under any Additional Transaction Document to which the Borrower is a party; provided further that any actions taken in connection with the compliance by the Borrower, or any of its Subsidiaries, of any resolution adopted by Argentina's antitrust authorities in connection with the approval of the alliance between AmBev and the Borrower and that would result in the sale, conveyance, transfer or disposition of any such property, shall not contravene the terms of this Section 5.01(d).

            (e) Compliance with Laws. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations, orders and directives of any Government Authority having jurisdiction over the Borrower, the Borrower's businesses or any of the transactions contemplated herein, except where the failure so to comply could not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the rights of the Lender hereunder.

            (f) Maintenance of Government Approvals. The Borrower shall, and shall cause each of its Subsidiaries to, duly obtain and maintain in full force and effect all governmental approvals, consents or licenses of any Government Authority under the laws of Argentina or any other jurisdiction having jurisdiction over the Borrower necessary in all cases for the Borrower or its Subsidiaries to perform its obligations under the Additional Transaction Documents to which it is a party (including, without limitation, any authorization required to obtain and transfer U.S. dollars or any other currency which at that time is legal tender in the United States, out of Argentina in connection with this Agreement) or for the validity or enforceability thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the rights of the Lender hereunder.

            (g) Payments of Taxes and Other Claims. The Borrower shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all Taxes levied or imposed upon the Borrower or such Subsidiary, as the case may be, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Borrower or such Subsidiary, as the case may be; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such Tax or claim (x) the amount, applicability or validity of which is being contested in good faith and, if appropriate, by appropriate legal proceedings, and for which adequate reserves, if applicable, have been established on the financial statements of the Borrower or such Subsidiary, as applicable, or (y) where the failure to do so does not and could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the rights of the Lender under this Agreement or any Additional Transaction Document.

            (h) Maintenance of Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

            (i) Maintenance of Books and Records. The Borrower shall, and shall cause each of its Subsidiaries to, maintain books, accounts and records in accordance with Argentine GAAP, unless (i) it is otherwise doing so under U.S. generally accepted accounting principles in accordance with its status as a foreign private issuer under U.S. law or otherwise or (ii) in the case of such Subsidiaries, under generally accepted accounting principles in the jurisdiction where each such Subsidiary is organized.

            (j) Maintenance of Office or Agency. The Borrower shall maintain an office or agency in the Borough of Manhattan, The City of New York, where notices to and demands upon the Borrower in respect of this Agreement may be served.

            (k) Ranking. The Borrower shall ensure that the Loan shall constitute general unsecured and unsubordinated Indebtedness of the Borrower and shall rank pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrower (other than obligations preferred by statute, by operation of law or pursuant to arrangements among holders of such Indebtedness Outstanding on the Issue Date) that are not, by their terms, expressly subordinated in right of payment to the obligations of the Borrower under this Agreement.

            (l) Notice of Certain Events. The Borrower shall give notice to the Lender, as soon as is practicable and in any event within ten days after a Responsible Officer becomes aware or should reasonably become aware, of the occurrence of any Default, accompanied by a certificate of a Responsible Officer setting forth the details of such Default and stating what action that the Borrower has taken or proposes to take with respect thereto. Any notice given by the Borrower to the Lender pursuant to this paragraph (l) shall, not later than two (2) Business Days after receipt thereof, be sent by the Lender to the Buenos Aires Stock Exchange so that it may be available to the Noteholders.

            (m) Further Actions. The Borrower shall, at its own cost and expense, and shall cause its Subsidiaries to, at their own cost and expense, satisfy any condition or take any action (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required, as may be necessary or as the Lender may reasonably request, in accordance with applicable laws and/or regulations, to be taken, fulfilled or done in order (i) to enable the Borrower to lawfully enter into, exercise its rights and perform and comply with its obligations under this Agreement and each of the Additional Transaction Documents to which it is a party, (ii) to ensure that the Borrower's obligations under this Agreement and each of the Additional Transaction Documents to which it is a party are legally binding and enforceable, (iii) to make this Agreement and each of the Additional Transaction Documents to which it is a party admissible in evidence in the courts of the State of New York or Argentina, (iv) to enable the Lender to exercise and enforce its rights under and carry out the terms, provisions and purposes of this Agreement and each of the Additional Transaction Documents to which it is a party, (v) to take any and all action necessary to preserve the enforceability of, and maintain the Lender's rights under this Agreement and each of the Additional Transaction Documents to which it is a party and (vi) to assist the Lender in its performance of its obligations under this Agreement and each of the Additional Transaction Documents to which it is a party. The Borrower acknowledges that the Financial Trustee will pledge all of its right, title and interest in the Credit Agreement and the Loan, including any promissory note or reconocimiento de deuda delivered by the Borrower thereunder to the Trust Notes Trustee for the benefit of the Noteholders and the Borrower hereby agrees to take all actions reasonably requested by the Lender to perfect such Lien.

            SECTION 5.02. Negative Covenants. (a) Liens. The Borrower shall not, nor shall it cause or permit any of its Subsidiaries, to Incur any Indebtedness secured by a Lien upon any Specified Property now owned or hereafter acquired, without making effective provision for all amounts due under the this Agreement to be directly secured equally and ratably pursuant to a perfected Lien with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Loan, prior to) the obligation or liability secured by such Lien, except for Permitted Liens.

            (b) Indebtedness. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness unless, on the date of such Incurrence and after giving effect thereto, (A) no Default shall have occurred and be continuing and (b) the Indebtedness to Adjusted EBITDA Ratio at the date of such Incurrence, calculated on a pro forma basis to take into account the Incurrence of the Indebtedness proposed to be Incurred, is no more than 3.0 to 1.0.

            (c) Consolidations, Merger, Sale or Conveyance. The Borrower shall not, nor shall it permit any of its Subsidiaries, in one or a series of transactions, to consolidate or amalgamate with or merge with or into or sell, convey, lease or transfer all or substantially all of its respective properties or assets to any Person (other than a Subsidiary of the Borrower) permit any Person (other than a Subsidiary of the Borrower) to merge with or into it unless:

            (i) if the Borrower is a party to such transaction, either the Borrower is the continuing entity or the Person formed by such consolidation or into which the Borrower is merged or that acquired or leased such property or assets of the Borrower will be a company organized and validly existing under the laws of Argentina or the United States;

            (ii) the successor company (jointly and severally with the Borrower unless the Borrower shall have ceased to exist as part of such merger, consolidation or amalgamation) agrees to indemnify the Lender against any Tax thereafter imposed on the

      Lender solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the Loan;

            (iii) immediately after giving effect to the transaction, no Default shall have occurred and be continuing;

            (iv) the Borrower shall have delivered to the Lender an Officers' Certificate and an Opinion of Counsel, each stating that the transaction and the acknowledgment or amendment agreement, if applicable, comply with the terms of this Agreement and that all conditions precedent provided for in this Agreement and relating to such transaction have been complied with (or waived in accordance with Section 7.01);

            (v) immediately after giving effect to the transaction or series of transactions on a pro forma basis, the Borrower or its Subsidiary, as applicable, or the surviving entity, as the case may be, shall be able to Incur at least U.S.$1.00 of additional Indebtedness without violating
      Section 5.02(b).

            (vi) Notwithstanding anything to the contrary in the foregoing, so long as no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom:

                  (A) the Borrower may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to a Subsidiary of the Borrower in cases when the Borrower is the surviving entity in such transaction and such transaction would not have a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole, it being understood that if the Borrower is not the surviving entity, the Borrower shall be required to comply with the requirements set forth in the previous paragraph; or

                  (B) any Subsidiary of the Borrower may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any Person (other than the Borrower or any of its Subsidiaries or Affiliates) in cases when such transaction would not have a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole; or

                  (C) any Subsidiary of the Borrower may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other direct or indirect Subsidiary of the Borrower; or

                  (D) any Subsidiary of the Borrower may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, and would not result in a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole and if such liquidation or dissolution is part of a corporate reorganization of the Borrower.

            (vii) Notwithstanding the foregoing, neither this Section nor any other provision in this Agreement shall restrict or prohibit any transactions relating to the compliance by the Borrower, its Affiliates or any of its Subsidiaries of any resolution adopted by Argentina's antitrust authorities in connection with the approval of the alliance between AmBev and the Borrower as described in the Offering Memorandum.

            (d) Sale and Lease-Back Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Specified Property (other than (i) transactions providing for a lease term, including any renewal, of not more than three years and (ii) transactions between the Borrower and any of its Subsidiaries or between the Borrower's Subsidiaries), unless the Borrower or that Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the Fair Market Value of the Specified Property so leased, to the retirement, within 12 months after the effective date of the Sale and Lease-Back Transaction, of Indebtedness of the Borrower ranking at least pari passu with the Loan and owing to a person other than the Borrower or any of its Subsidiaries or to the construction or improvement of real property or personal property used by the Borrower or any of its Subsidiaries in the ordinary course of business or Indebtedness of a Subsidiary of the Borrower.

            (e) Transactions with Affiliates. (i) The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into or carry out (or agree to enter into or carry out) any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (an "AFFILIATE TRANSACTION") unless such transaction:

            (A) is otherwise not prohibited under this Agreement; and

            (B) is upon terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person or entity that is not an Affiliate.

            (ii) The foregoing restrictions will not limit and shall not apply to: (A) any transaction solely between or among the Borrower or any Subsidiary thereof so long as the consummation of any such transaction could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the rights of the Lender; and (B) any transaction arising under any agreement, contract, instrument or arrangement in existence on the Issue Date and any modifications, extension or renewals thereto that are not materially less favorable, taken as a whole, to the Lender in any material respect than such agreement, contract or instrument or arrangement as in effect on the Issue Date.

            (f) Use of Proceeds. The Borrower shall use the net proceeds from the Loan solely to refinance its Indebtedness as described in the "Use of Proceeds" and "Capitalization" sections in the Offering Memorandum.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. Each of the following constitutes an Event of Default:

            (a) (i) the Borrower shall fail to pay all or any portion of the principal amount of, or premium, if any, on the Loan when the same becomes due and payable, or the Financial Trustee shall fail to pay any or any portion of the principal amount of, or premium, if any, on the Trust Notes when the same becomes due and payable, in each case whether at a scheduled Principal Payment Date, at maturity or upon acceleration, prepayment, optional prepayment, required prepayment or otherwise, when the same shall become due and in the place of payment and currency of payment originally agreed;

            (b) (i) the Borrower shall fail to pay any interest or other amount (including Additional Amounts) on or with respect to the Loan or (ii) the Financial Trustee shall fail to pay any interest or other amount (including Additional Amounts) on or with respect to the Trust Notes when the same becomes due and payable, in each case within 30 days after the due date thereof and in the place of payment and currency of payment originally agreed (excluding any premium or other amount payable in respect of the principal amount of the Loan or the Trust Notes, as the case may be, upon any prepayment, which shall be subject to clause (a) of this Section 6.01);

            (c) failure by the Borrower to comply, or to ensure that its Subsidiaries comply, or any of such Subsidiaries shall fail to comply, to the extent applicable, as if they were direct parties thereto (whether or not the Borrower is able to ensure such compliance) with Section 5.02(c);

            (d) the Borrower shall fail to comply (or to cause its Subsidiaries to comply), to the extent applicable, as if they were direct parties thereto (whether or not either of the Borrower is able to ensure such compliance) with any of the covenants or agreements set forth in this Agreement or the Additional Transaction Documents to which it is a party (other than as contemplated in clauses (a), (b) and (c) of this Section 6.01) and such failure continues for 60 days after receipt by the Borrower from the Lender of written notice thereof (which notice shall specify the Default, demand that it be remedied and state that it is a "Notice of Default");

            (e) the Borrower shall (i) default in the payment of principal of, premium or interest on, any note, bond, coupon or other instrument evidencing Indebtedness for money borrowed in an amount equal to or in excess of U.S.$25 million (or its foreign currency equivalent at the time), when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto and the time for payment of such amount has not been effectively extended, or (ii) default in the observance of any other terms and conditions relating to any such Indebtedness for money borrowed or raised, if the effect of such default is to cause such Indebtedness to become due prior to its maturity;

            (f) one or more final and non-appealable judgments or orders for the payment of money in excess of U.S.$25 million (or its equivalent in any other currency), either individually or in the aggregate for all such final judgments or orders, shall be rendered against the Borrower or any of its respective properties and shall not be paid or discharged, and there shall have been a period of 45 days following entry of such final judgment or order;

            (g) the Borrower shall fail to make an offer to repurchase the Trust Notes pursuant to Section 2.05(b);

            (h) (i) the Borrower shall commence any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, sindico, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty days; or (iii) there shall be commenced against the Borrower, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief in excess of U.S.$25 million (or its equivalent in any other currency) which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

            (i) all or a material portion of the property of the Borrower and its Subsidiaries taken as a whole shall be condemned, seized or otherwise appropriated, or custody of such property shall be assumed by any Government Authority, or the Borrower and its Subsidiaries taken as a whole shall be prevented from exercising normal control over all or a material part of their collective property and such default is not remedied in the 30 days after it occurs;

            (j) any document executed in connection with the Loan (including, without limitation, this Agreement and the Additional Transaction Documents) shall be challenged by (x) any of the parties thereto (or any such party shall deny or disaffirm any of its obligations thereunder) or
      (y) any other Person, by means of judicial or administrative action seeking to invalidate or declare unenforceable the agreements listed above or any Lien relating thereto granted in favor of the Lender at any time or any of the rights of the Lender thereunder or the Borrower, and any government authority shall have taken any injunctive relief or any other action in response thereto which in the case of challenge by any Person (other than the Borrower) is materially adverse to the rights of the Lender or other parties to, or beneficiaries of, the Additional Transaction Documents; provided, however, that the Borrower or any other party to the Additional Transaction Documents shall be unable to obtain a reversal on such injunctive relief or shall be unable to achieve the discontinuation of any other actions described above 90 days after the granting of such injunctive relief or the commencement of such actions;

            (k) this Agreement or any Additional Transaction Document shall be invalidated or declared unenforceable , to the extent it is materially adverse to the rights of the Lender or other parties to, or beneficiaries of, the Additional Transaction Documents; or

            (l) any provision of the documents executed in connection with the Loan (including, without limitation, this Agreement and the Additional Transaction Documents) shall for any reason cease to be valid and binding on or enforceable against any party thereto in accordance with its terms, or the assets subject thereto or any Liens created in favor of the Lender shall become unperfected or no longer constitute a security interest in the assets covered thereby, or any judicial action shall prevent or delay the performance or observance by the Borrower of any of their respective material obligations under such documents, in any such case, which shall have a Material Adverse Effect or a material adverse effect on the rights of the Lender or the other parties to the Additional Transaction Documents.

            Upon the occurrence and during the continuance of any Event of Default, other than an Event of Default as described in (h) or (i) above, if the Trust Notes have been accelerated in accordance with their terms, the Lender shall, by notice to the Borrower, declare the principal of the Loan, all interest thereon and all other amounts payable hereunder and thereunder to be forthwith due and payable, whereupon the principal of the Loan, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower; provided, however, that any time after a declaration of acceleration has occurred and before a judgment for payment of the money due has been obtained by the Lender, the Lender may, by written notice to the Borrower, rescind and annul such declaration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; provided, however, that in the case of an Event of Default described in (h) or (i) above, the principal of the Loan, all such interest and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are expressly waived by the Borrower.

            A Default under clause (d) is not an Event of Default until the Lender notifies the Borrower in writing of the Default and the Borrower does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Borrower shall deliver to the Lender, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that on the date of such notice with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action the Borrower is taking or proposes to take with respect thereto.

                                   ARTICLE VII

                                  MISCELLANEOUS

            SECTION 7.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender (and, in the case of an amendment, the Borrower), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            SECTION 7.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 12 de Octubre y Gran Canaria 1878, B1878AAB, Quilmes, Buenos Aires, Argentina, Attention: Francisco Cressall (telefax: +54 11 4349-1858); if to the Branch of Citibank N.A. established in the Republic of Argentina, as the initial Lender, at its address at Bartolome Mitre 530, C1036AAJ, Buenos Aires, Argentina, Attention: Adrian Scosceria (telefax: +54 11 4329-1029); if to the Financial Trustee, in its capacity as the Lender, at its address at Victoria Ocampo 360, Piso 8(0), C1107BGA, Buenos Aires, Argentina,
Attention: Florencia Regueiro (telefax: +54 11 4320-0576); or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when delivered by reputable courier service, telegraphed, telecopied or telexed, be effective when deposited with a reputable courier service, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

            SECTION 7.03. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 7.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the Additional Transaction Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Lender with respect thereto, with respect to advising the Lender as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under this Agreement and the Additional Transaction Documents, with respect to negotiations with the

Borrower or any of its Subsidiaries or with other creditors of the Borrower or any of its Subsidiaries arising out of any Event of Default or any events or circumstances that may give rise to an Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Lender in connection with the enforcement of this Agreement and the Additional Transaction Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel with respect thereto). The total aggregate amount of cost and expenses payable by the Borrower under this Section 7.04 shall be limited to the amount agreed upon between the Borrower and the Lender.

            (b) The Borrower agrees to indemnify, defend and save and hold harmless the Lender and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the actual or proposed use of the proceeds of the Loan, this Agreement and the Additional Transaction Documents or any of the transactions contemplated thereby, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 7.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Lender, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Borrower also agrees not to assert any claim against the Lender or any of its Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the actual or proposed use of the proceeds of the Loan, this Agreement and the Additional Transaction Documents or any of the transactions contemplated thereby.

            (c) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under this Agreement and the Additional Transaction Documents, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Lender, in its sole discretion.

            (d) Without duplication of any amount required to be paid by the Borrower under Section 2.08, the Borrower hereby agrees to indemnify the Financial Trustee (i) in its capacity as Lender hereunder for all Taxes (other than those described in Section 2.08(b)(iii) or (iv)); and (ii) in its capacity as Issuer, under the Trust Notes Indenture, for all Taxes (other than those described in Section 2.08(b)), in each case regardless of whether such Taxes are imposed on or owing by (x) the Trust or (y) the Financial Trustee.

            (e) Without prejudice to the survival of any other agreement of the Borrower hereunder or any Additional Transaction Documents to which it is a party, the agreements and obligations of the Borrower contained in Section 2.08 and this Section 7.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder or under any Additional Transaction Document.

            SECTION 7.05. Waiver of Set-off. The Lender waives any right of setoff, counterclaim, deduction, diminution or abatement based upon any claim it may have against the Borrower under this Agreement or under any Additional Transaction Document.

            SECTION 7.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

            SECTION 7.07. Permitted Assignments. The Lender may not assign its rights and obligations under this Agreement, the Expense Agreement or any other Additional Transaction Document to any Person, except that (a) the Branch of Citibank N.A. established in the Republic of Argentina, as the initial Lender, shall, on the Issue Date immediately after execution hereof, assign its rights and obligations hereunder the other Additional Transaction Documents to the Financial Trustee as provided under the Assignment Agreement; provided, however, that such assignment shall comply with the terms of Section 72 of Argentine Law No. 24,441 and (b) upon the occurrence and during the continuance of an Event of Default, the Financial Trustee may assign its rights and obligations hereunder and under the Expense Agreement and the other Additional Transaction Documents, in each case in its capacity as the Lender, to the Trust Notes Trustee on behalf of the Noteholders.

            SECTION 7.08. Currency Rate Indemnity. The Borrower agrees that, if a judgment or order made by any court for the payment of any amount in respect of any of its obligations under, or with respect to, this Agreement or the Loan is expressed in a currency other than U.S. dollars, the Borrower will indemnify the Lender against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from the Lender's other obligations under this Agreement, will give rise to a separate and independent cause of action, will apply irrespective of any waiver of any other provision hereunder granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the Loan or under any such judgment or order.

            SECTION 7.09. Foreign Exchange Restrictions. In the event of any foreign exchange restriction or prohibition in Argentina, the Borrower shall make any and all payments in respect of interest on or principal of the Loan, to the extent permitted by applicable law, in U.S. dollars by:

            (i) purchasing, with pesos (or other legal currency of Argentina), "Bonos Externos Globales de la Republica Argentina" or other public securities issued by Argentina and payable in U.S. dollars, and selling such instruments outside of Argentina for U.S. dollars; or

            (ii) any other legal mechanism for the acquisition of U.S. dollars in any exchange market.

            All costs and Taxes in connection with the transactions described above shall be borne by the Borrower. The Borrower's payment obligations under the Loan may only be deemed satisfied and discharged upon receipt by the Borrower of the U.S. dollar amounts obtained through the transactions specified in Clause (i) or (ii) above necessary to satisfy the relevant amount owing on the Loan.

            SECTION 7.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

            SECTION 7.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States sitting in the Borough of Manhattan in The City of New York, New York, United States, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the Additional Transaction Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Additional Transaction Documents in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Additional Transaction Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) The Borrower has appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its authorized agent (the "AUTHORIZED AGENT") upon whom process may be served in any suit, action or proceeding arising out of or based upon this

Agreement or the transactions contemplated herein which may be instituted in any state or federal court in The City of New York, New York, by the Lender, the directors, officers, employees and agents of the Lender, or by any person who controls any of the Lender, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding. The Borrower hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Borrower agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Subject to applicable law, service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Borrower.

            SECTION 7.12. Waiver of Immunities. To the extent that the Borrower may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with this Agreement or the Additional Transaction Documents and to the extent that in any jurisdiction there may be immunity attributed to the Borrower or its assets, whether or not claimed, the Borrower irrevocably agrees with the Lender, not to claim, and irrevocably waives, the immunity to the full extent permitted by law.

            SECTION 7.13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 7.14. Waiver of Jury Trial. Each of the Borrower and the Lender irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of this Agreement, the Additional Transaction Documents, the Loan, or the actions of the Lender in the negotiation, administration, performance or enforcement hereof or thereof.

            SECTION 7.15. Payment for Consent. If the Borrower or any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to the Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement, such consideration shall be offered to be paid to the Lender and to each holder of the Trust Notes that so consents, waives or agrees to amend such terms or provisions in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

                  [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                               CERVECERIA Y MALTERIA QUILMES
                                                   S.A.I.C.A. Y G.,
                                                   as Borrower

                                               By /s/ Francis Cressall
                                                  ----------------------------
                                                  Name:  Francis Cressall
                                                  Title: Attorney-in-fact

                                               By /s/ Norberto Berdayes
                                                  ----------------------------
                                                  Name:  Norberto Berdayes
                                                  Title: Attorney-in-fact

                                               BRANCH OF CITIBANK N.A.
                                                 ESTABLISHED IN THE REPUBLIC
                                                 OF ARGENTINA,
                                                 as Lender

                                               By /s/ Ronaldo Strazzolini
                                                  ----------------------------
                                                  Name:  Ronaldo Strazzolini
                                                  Title:

                                                                       EXHIBIT A

                                                                         FORM OF
                                                             NOTICE OF BORROWING

                                                                          [Date]

Branch of Citibank N.A.
    established in the Republic of Argentina, Bartolome Mitre 530
C1036AAJ, Buenos Aires, Argentina
Attention:  Adrian Scosceria

            Ladies and Gentlemen:

            The undersigned, Cerveceria y Malteria Quilmes S.A.I.C.A. y G., an Argentine corporation (the "Borrower"), refers to the Credit Agreement, dated as of [ ], 2005 (as amended from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the Borrower and the Lender, we hereby give notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement, that we request the borrowing of the Loan under the Credit Agreement, and in that connection we set forth below the information relating to the borrowing (the "Proposed Borrowing") as required by Section 2.02 of the Credit Agreement:

      (i)   The Issue Date of the Proposed Borrowing is ___________, 2005.

      (ii) The aggregate principal amount of the Proposed Borrowing is U.S.$_______________.

      We hereby certify that the following statements are true on the date hereof, and shall be true on the Issue Date:

            (A) The representations and warranties of the Borrower contained in the Credit Agreement and in the Additional Transaction Documents to which it is a party are correct in all material respects on and as of the date of the Proposed Borrowing before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (other than any such representations and warranties that, by their terms, refer to a specific date other than the date of such Proposed Borrowing, in which case as of such specific date); and

            (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                       Very truly yours,

                                       CERVECERIA Y MALTERIA QUILMES
                                          S.A.I.C.A. Y G., as the Borrower under
                                          the Credit Agreement

                                       By _____________________________
                                          Name:
                                          Title:

                                                                     EXHIBIT B-1

                                                                         FORM OF
                                                                 PROMISSORY NOTE

U.S.$_______________                                  Dated:  _________ __, ____

            FOR VALUE RECEIVED, the undersigned, Cerveceria y Malteria Quilmes S.A.I.C.A. y G., an Argentine corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of _________________________ (the "LENDER") the principal amount of the Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of ________ (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) between the Borrower and the Lender, on the dates and in the amounts specified in the Credit Agreement.

            The Borrower also promises to pay to the Lender interest on the unpaid principal amount the Advance from the date such Advance is made to the Borrower until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest are payable to the Lender at the Lender's Account in same day funds in U.S. dollars or such other coin or currency of the United States that as at such date of payment is legal tender for the payment of public and private debts. The Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower under this Promissory Note.

            This Promissory Note is one of the notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single advance (the "ADVANCE") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Advance being evidenced by this Promissory Note, and (ii) contains provisions permitting the acceleration of the maturity of the Advance upon occurrence and during the continuance of an Event of Default and also for prepayments of the Advance prior to the maturity thereof upon the terms and conditions therein specified.

                                       CERVECERIA y MALTERIA QUILMES
                                          S.A.I.C.A. y G.

                                       By ______________________________
                                          Name:
                                          Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

                                AMOUNT OF         UNPAID        NOTATION
                AMOUNT OF     PRINCIPAL PAID     PRINCIPAL        MADE
   DATE          ADVANCE        OR PREPAID        BALANCE          BY
------------  -------------  ----------------  -------------  -------------
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________
____________  _____________  ________________  _____________  _____________

                                                                     EXHIBIT B-2

                                                 FORM OF RECONOCIMIENTO DE DEUDA

                        Ciudad Autonoma de Buenos Aires, [__] de [____] de 2005.

            Por el presente CERVECERIA Y MALTERIA QUILMES S.A.I.C.A. Y G. (la "Deudora") RECONOCE ADEUDAR a [_____], con domicilio en la calle [_____], (el "Acreedor"), en virtud del [Contrato de Prestamo en Dolares] suscripto por la Deudora y el Acreedor con fecha [__] de [____] de 2005 (el "Contrato de Prestamo") el monto en Dolares Estadounidenses de [US$ __________ (dolares estadounidenses [____])] (el "Capital"), el cual devengara intereses compensatorios y punitorios y resultara pagadero, de conformidad a los terminos y condiciones que se indican a continuacion:

            1. El Capital sera amortizado en 5 (cinco) cuotas anuales, iguales y consecutivas comenzando dichos pagos el [____] de [____] de [____] y terminando los mismos el [___] de [___] de [____] (las "Fechas de Pago de Capital").

            2. Asimismo, el Capital devengara intereses a una tasa nominal anual equivalente al [__]% desde la fecha de suscripcion del presente Reconocimiento de Deuda (los "Intereses Compensatorios").

                  2.1 Los Intereses Compensatorios seran abonados los dias [____] de [____] y [____] de [____] de cada ano comenzando dichos pagos el [______] de [______] de [______] y concluyendo los mismos el [______] de
      [____] de [____] (las "Fechas de Pago de Intereses" y junto con las Fechas de Pago de Capital, las "Fechas de Pago").

                  2.2 Los Intereses Compensatorios seran calculados y computados sobre la base de un ano de 360 (trescientos sesenta) dias con 12 (doce) meses de 30 (treinta) dias cada uno.

            3. En el supuesto en que la Deudora no concretase cualquier pago de capital y/o intereses segun lo dispuesto en el presente Reconocimiento de Deuda, se aplicara respecto de dichos montos debidos e impagos y por sobre el Interes Compensatorio, desde la fecha en que dicho pago debiera de haber sido realizado hasta la fecha del efectivo pago, un interes punitorio equivalente al [1%] (uno por ciento) anual (el "Interes Punitorio"). Dicho Interes Punitorio, se devengara y sera pagadero en cada Fecha de Pago posterior al incumplimiento salvo que el mismo haya sido previamente cancelado.

            4. Todas las sumas adeudadas por la Deudora en virtud del presente Reconocimiento de Deuda deberan ser abonadas exclusivamente en Dolares Estadounidenses billete. Si en una Fecha de Pago existiere cualquier restriccion
o prohibicion para acceder al Mercado Unico y Libre de Cambios de la Republica Argentina para abonar las sumas debidas bajo el presente en Dolares Estadounidenses, la Deudora podra, en tal Fecha de Pago, abonar cualquier suma adeudada en tal fecha en Pesos (o la moneda que sea en ese momento de curso legal en la Republica Argentina) mediante la conversion del monto relevante adeudado en Dolares Estadounidenses a Pesos de modo tal que la suma resultante sea suficiente para cubrir cualquier monto adeudado en Dolares Estadounidenses en tal Fecha de Pago.

            Todos los impuestos, costos, comisiones y gastos relacionados con la conversion descripta mas arriba deberan ser soportados exclusivamente y en su totalidad por la Deudora. Las obligaciones de pago de la Deudora establecidas en el presente Reconocimiento de Deuda solo se tendran por canceladas con la recepcion por parte del Acreedor de Dolares Estadounidenses necesarios para satisfacer los montos debidos segun lo dispuesto en el presente Reconocimiento de Deuda obtenidos a traves de la operacion descripta.

5. La firma del presente Reconocimiento de Deuda no importa quita, espera, novacion ni cualquier otra situacion que permita presumir por parte del Acreedor, renuncia o menoscabo, total o parcial, de sus derechos y/o garantias y cualquier otro derecho que surja del Contrato de Prestamo.

6. Los pagos aqui detallados seran efectuados, en las fechas previstas, mediante transferencia bancaria a la cuenta bancaria [_____] a nombre de [______], o la que en el futuro indique [______] a la Deudora por escrito.

7. La falta de pago de cualquier suma que deba ser abonada por la Deudora, colocara a esta automaticamente en mora, dando derecho al Acreedor sin necesidad de interpelacion judicial o extrajudicial alguna, a considerar la deuda total detallada en el encabezamiento del presente Reconocimiento de Deuda como de plazo vencido, haciendose exigible el total de la misma con mas los Intereses Compensatorios e Intereses Punitorios que correspondan hasta la fecha de la cancelacion definitiva, con mas los honorarios legales, costos, costas y demas gastos resultantes, como asi tambien el pago de cualquier otra suma que, por cualquier causa o concepto, corresponda ser abonada o entregada al Acreedor en virtud del presente Reconocimiento de Deuda, pudiendose en consecuencia ejecutar el presente Reconocimiento de Deuda a partir del momento en que la Deudora se encuentre en mora.

8. Los plazos establecidos para la amortizacion del Capital segun se detallan en el presente se consideraran caducos y de plazo vencido y seran acelerados, con los efectos descriptos en el punto 8 precedente, en el supuesto en que ocurriera algun supuesto de incumplimiento de los previstos en la Clausula [5.01] del Contrato de Prestamo.

9. Todos los montos adeudados bajo el presente, seran pagados libres de deducciones por impuestos, tasas, gastos, derechos o retenciones, presentes o futuros, de cualquier naturaleza o tipo, e impuestos por cualquier autoridad impositiva de la Republica Argentina o de cualquier otra jurisdiccion en la cual la Deudora se encuentre constituida a los efectos impositivos o donde los pagos bajo el presente deban de ser realizados. Dichos impuestos, tasas, gastos, derechos o retenciones, en caso de ser aplicables, deberan ser pagados exclusivamente por, y seran a cargo de, la Deudora.

10. La Deudora constituye domicilio en [________________].

11. A todo evento se reconoce que este Reconocimiento de Deuda confiere al Acreedor la accion procesal ejecutiva en los terminos y con el alcance de los arts. 520, 523 y concordantes del Codigo Procesal Civil y Comercial de la Nacion.

12. La ley aplicable al presente titulo sera la de la Republica Argentina. A todos los efectos legales derivados del mismo, la Deudora se somete irrevocable, firme e incondicionalmente a la jurisdiccion y competente de los Tribunales Ordinarios en lo Comercial de la Ciudad de Buenos Aires, renunciando a cualquier otro fuero o jurisdiccion que le pudiera corresponder.

13. Todas las notificaciones que se deban cursar a la Deudora, sean judiciales o extrajudiciales, seran remitidas al domicilio constituida por la misma en el presente, sin poder modificarlo fuera de la circunscripcion de la Capital Federal, destacandose que cualquier cambio de domicilio debera ser notificado al Acredor en forma fehaciente y en tiempo oportuno, bajo apercibimiento de tenerlo por notificado en el aqui constituido.

14. La presente declaracion y compromiso por parte de la Deudora se formula de modo irrevocable y se considera aceptada por el Acreedor.

15. El presente titulo es suscripto por la Deudora ante un escribano publico debidamente matriculado, el cual (i) certifica la firma del firmante del presente, como asi tambien sus facultades para otorgar el presente, y (ii) registra dicha certificacion en su protocolo notarial, a los efectos de dotar al presente del caracter de titulo ejecutivo en los terminos del articulo 523, inciso 2do. del Codigo Procesal Civil y Comercial de la Nacion.

            CERVECERIA Y MALTERIA QUILMES S.A.I.C.A. Y G.

            POR____________________
            TITULO:
            NOMBRE:
            DOCUMENTO:
            DOMICILIO:

                                                                       EXHIBIT C

                                                                         FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Credit Agreement dated as of March 22, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) between Cerveceria y Malteria Quilmes S.A.I.C.A. y G., an Argentine corporation (the "BORROWER") and The Branch of Citibank N.A. established in the Republic of Argentina (the "LENDER"). Terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

            The "Assignor" referred to on Schedule 1 hereto (the "ASSIGNOR") and the "Assignee" referred to on Schedule 1 hereto (each, an "ASSIGNEE") agree with respect to all information relating to it and its assignment hereunder and on
Schedule 1 hereto as follows:

            (1) Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, a 100% interest in and to such Assignor's rights and obligations under the Credit Agreement and any Additional Transaction Document as of the date hereof of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the amount of the Loan owing to such Assignee will be as set forth on Schedule 1 hereto.

            (2) Such Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any Additional Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement or any Additional Transaction Documents or any other instrument or document furnished pursuant thereto, except for the representations and warranties given by the Assignor under Section 8.2 of the Financial Trust Agreement, dated March 15, 2005, by and between ABN AMRO Trust Company (Argentina) S.A., as financial trustee and the Assignor, as trustor; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any Additional Transaction Documents or any other instrument or document furnished pursuant thereto.

            (3) Such Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(a) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.

            (4) The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Lender, unless otherwise specified on Schedule 1 hereto.

            (5) As of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and have all the rights and obligations of the Lender thereunder and (ii) such Assignor shall relinquish its rights and be fully released from its obligations under the Credit Agreement shall cease to be a party to the Credit Agreement.

            (6) This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

            (7) This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

            IN WITNESS WHEREOF, each Assignor and each Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

ASSIGNOR:

      Percentage interest assigned                 100 %
      Outstanding principal amount of
          Advance assigned               $ 150,000,000

ASSIGNEE:

      Percentage interest assumed                  100 %
      Outstanding principal amount of
          Advance assumed                $ 150,000,000

Effective Date:

__________ ___, _____

                                  ASSIGNOR

                                         _________________________, as Assignor
                                         [Type or print legal name of Assignor]

                                         By ______________________________
                                            Title:

                                         Dated:  _________ __, ____

                                  ASSIGNEE

                                         _________________________, as Assignee
                                         [Type or print legal name of Assignee]

                                         By ______________________________
                                            Title:

                                         Dated:  _________ __, ____

                ENGLISH TRANSLATION OF ORIGINAL SPANISH VERSION

                                                                     EXHIBIT B-2

                                                     ACKNOWLEDGMENT OF DEBT FORM

                                           City of Buenos Aires, [__] [__], 2005

With this document, CERVECERIA Y MALTERIA QUILMES S.A.I.C.A. Y G. (the "Debtor") ACKNOWLEDGES ITS DEBT to [_____], whose address is [_______] (the " Creditor"), on the basis of the [Loan Agreement in Dollars] executed by the Debtor and the Creditor dated [__] [____], 2005 ( the "Loan Agreement") in the amount in United States dollars of [USD__________ (United States dollars[_____])] (the "Capital"), which will accrue compensatory interest and penalties, and will be payable according to the terms and conditions below:

1. The Capital will be amortized in 5 (five) annual payments that are equal and consecutive, with payments beginning on [___] [___], [____] and ending on [___] [___], [____] (the "Capital Payment Dates").

2. In addition, the Capital will accrue interest at a nominal annual rate equivalent to [__]% starting from the date of the execution of this Acknowledgement of Debt (the "Compensatory Interest").

            2.1 The Compensatory Interest will be paid on the [___], [___] and [____] days of each year, with the payments beginning on [___] [___], [____] and ending on [___] [___], [____] (the "Interest Payment Dates," and, together with the Capital Payment Dates, the "Payment Dates").

            2.2 The Compensatory Interest will be calculated and computed on the basis of a year of 360 (three hundred sixty) days, with 12 (twelve) months of 30 (thirty) days each.

3. In the event that the Debtor fails to make any single payment of capital and/or interest as provided in this Acknowledgment of Debt, starting from the date upon which the payment should have been made to the actual payment date, those due and unpaid amounts will be subject to a penalty interest, in addition to the Compensatory Interest, equivalent to [1%] (one percent) annually (the "Penalty Interest"). Such Penalty Interest will be due and payable on each Payment Date subsequent to the default unless the latter has been discharged previously.

4. All the amounts owed by the Debtor on the basis of this Acknowledgment of Debt must be paid exclusively in United States dollar currency. If, at the Payment Date, there exists any restriction or prohibition of access to the Exchange Market of the Republic of Argentina for payment of the amounts owed pursuant to this document in United States dollars, the Debtor may, on that Payment Date, pay any amount owed on that date in pesos (or the currency that is current legal tender in the Republic of Argentina at that time) by means of converting the particular amount owed in United States dollars into pesos so that the resulting amount is sufficient to cover any amount owed in United States dollars on that Payment Date.

All taxes, costs, commissions and expenses related to the conversion described above must be the sole and exclusive responsibility of the Debtor. The payment obligations of the Debtor established in this Acknowledgment of Debt will be deemed discharged only upon the receipt by the Creditor of United States dollars sufficient to pay the amounts owed according to the provisions of this Acknowledgment of Debt, obtained by means of the transaction described.

5. The execution of this Acknowledgment of Debt does not represent release, grace period, novation or any other condition that makes it possible to assume that there is any waiver or reduction, total or partial, on the part of the Creditor of its rights and/or guarantees and any other right that arises from the Loan Agreement.

6. The payments detailed herein will be made on the dates specified, by means of a bank transfer to bank account [________] in the name of [______], or to the account that [______] may indicate in writing to the Debtor in the future.

7. The Debtor's failure to pay any amount is an automatic event of default, giving the Creditor, without the need of any judicial or extrajudicial intervention, the right to consider the total debt described in the heading of this Debt Acknowledgment as due, making it possible to demand the total of the debt plus the Compensatory Interest and the Penalty Interest that may apply up to the date of the final payment, in addition to legal fees, costs, court costs and other expenses that arise, as well as the payment of any other amount that, for any cause or reason, should be paid or delivered to the Creditor on the basis of this Acknowledgment of Debt, and, as a result, may execute this Acknowledgment of Debt starting at the time of the Debtor's default.

8. The terms established for the amortization of the Capital, as described in this document, will be considered to have expired and terminated and will be accelerated, with the results described in paragraph 8 above, in the event of any breach of the provisions of Clause [5.01] of the Loan Agreement.

9. All amounts owed under this Agreement will be paid free of any deductions for taxes, assessments, expenses, duties or withholding, present or future, of any nature or type, and taxes for any tax collection authority of the Republic of Argentina or any other jurisdiction in which the Debtor is established for tax purposes or where the payments under this Agreement must be made. Such taxes, assessments, expenses, duties or withholding, if applicable, must be paid exclusively by, and will be the sole responsibility of, the Debtor.

10.   The Debtor declares that its legal address is [___________].

11. This Acknowledgment of Debt is considered to grant the Creditor, in any event, the right to executory action as provided in Articles 520, 523 and corresponding articles of the Civil and Commercial Procedural Code of Argentina.

12. This Agreement will be governed by the laws of the Republic of Argentina. The Debtor, for all legal purposes relating to this document, submits itself irrevocably, in a binding manner and unconditionally, to the jurisdiction and authority of the Ordinary Commercial Courts of the City of Buenos Aires, waiving any other forum or jurisdiction to which it may be entitled.

13. All notices that must be sent to the Debtor, whether judicial or extrajudicial, will be sent to the legal address provided by it herein, which may not be modified outside of the jurisdiction of the Federal Capital. It should be noted that any change of address must be communicated to the Creditor promptly and in a reliable form, and it is deemed notified at the address established herein.

14. This declaration and commitment by the Debtor is irrevocable and is considered accepted by the Creditor.

15. This document is signed by the Debtor before a duly registered public notary, who (i) certifies the signature of the signatory to this document, as well as his legal power to execute it; and (ii) records this certificate in his notarial record book, for the purposes of constituting this document as executable pursuant to Article 523, paragraph 2 of the Civil and Commercial Procedural Code of Argentina.

CERVECERIA Y MALTERIA QUILMES S.A.I.C.A. Y G.

BY: _____________________
TITLE:
NAME:
DOCUMENT:
ADDRESS: